Exhibit 99.1

The ONE Group Reports Third Quarter 2021 Financial Results

The Company Reports All-Time Record for Quarterly Revenues

Consolidated Comparable Sales Compared to 2019 Increased 44.7% for the Third Quarter and 59.2% for the Month of October

Denver, CO – (BUSINESS WIRE) – November 4, 2021 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the third quarter ended September 30, 2021.

Financial highlights for the third quarter compared to the same period last year are as follows:

●	Total GAAP revenues increased 81.6% to $71.9 million from $39.6 million, a quarterly record.
●	GAAP net income attributable to The ONE Group was $11.7 million, or $0.34 net income per share ($0.11 adjusted net income per share)****, compared to GAAP net loss of $0.9 million, or $0.03 net loss per share ($0.01 adjusted net income per share)****.
●	Adjusted EBITDA** increased to $10.0 million from $4.7 million.

Sales highlights for the third quarter and October 2021 compared to the same periods in 2019 are as follows:

●	Consolidated comparable sales* increased 44.7% for the quarter and 59.2% for the month of October.
●	Comparable sales* for STK increased 63.8% for the quarter and 73.7% for the month of October.
●	Comparable sales* for Kona Grill increased 26.9% for the quarter and 42.9% for the month of October.

“Achieving all-time high revenues for the second consecutive quarter during a pandemic is an incredible accomplishment and we could not be more pleased with our results. We generated significant comparable sales increases compared to both 2020 and 2019 as our guests demonstrated their eagerness for differentiated VIBE dining experiences. The strong comparable sales drove our average weekly volumes during the quarter to $285,000 and $99,000 for STK and Kona Grill respectively. In addition, this quarter, we broke the $100 million mark in total food and beverage sales at owned and managed locations, a Company first, and leveraged that top-line revenue into strong adjusted EBITDA despite ongoing commodity cost and labor staffing headwinds. This quarter, we prioritized our restaurant staffing levels in anticipation of a busy fourth quarter, and I’m proud to announce that our restaurants, at this time, are fully staffed. Our performance has certainly strengthened our leadership position in the high-end and polished casual segments, and we also have a robust pipeline of development opportunities, including new Kona Grill locations, which drive our continued confidence going forward,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-months. This measure includes total revenue from our owned and managed locations. Two-year comparable sales relate to the comparison of comparable sales for the period of 7/1/2021 through 9/30/2021 to the period of 7/1/2019 through 9/30/2019 and for the period of 10/1/2021 through 10/31/2021 to the period of 10/1/2019 through 10/31/2019. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions; the Company has presented two-year comparable sales to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has begun to recover lost sales.

** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this release.

Third Quarter 2021 Financial Results

Total GAAP revenues increased $32.3 million, or 81.6%, to $71.9 million in the third quarter of 2021 from $39.6 million in the third quarter of 2020.

Total owned restaurant net revenues increased $30.1 million, or 79.7%, to $68.0 million in the third quarter of 2021 from $37.8 million in the third quarter of 2020. The increase was due to strong sales momentum as state and local governments eased seating capacity restrictions in the markets in which we operate, coupled with strong execution of our sales initiatives. Consolidated comparable sales* increased 78.9% in the third quarter of 2021 from the third quarter of 2020 and 44.7% from the third quarter of 2019. STK comparable sales increased 63.8% on a two-year basis while Kona Grill comparable sales increased 26.9%.

Management, license and incentive fee revenues increased $2.2 million, or 123.7%, to $3.9 million in the third quarter of 2021 compared to $1.7 million in the third quarter of 2020. The increase was the result of local governments easing seating capacity restrictions in the markets in which we operate, coupled with the opening of two managed STKs, one licensed STK and three managed F&B venues during 2021.

Restaurant Operating Profit*** increased to $11.6 million and represented 17.1% of Company-owned restaurant net revenues, in the third quarter of 2021 compared to $6.3 million, and 16.6% of Company-owned restaurant net revenues, in the third quarter of 2020. The improvement was primarily driven by higher sales and strong management of operating costs coupled with menu development and optimization as restaurants re-opened.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the third quarter of 2021 was $11.7 million, or $0.34 per share, compared to GAAP net loss of $0.9 million, or $0.03 net loss per share, in the third quarter of 2020. Third quarter 2021 net income included a $10.0 million gain on CARES Act Loan forgiveness.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in the third quarter of 2021 was $3.7 million, or $0.11 per share, compared to adjusted net income of $0.4 million, or $0.01 net income per share, in the third quarter of 2020.

Adjusted EBITDA** increased to $10.0 million in the third quarter of 2021 from $4.7 million in the third quarter of 2020.

As of September 30, 2021, the Company had $19.1 million in cash and cash equivalents, $24.9 million in term loan debt, and $10.7 million available on its revolving credit facility.

In July 2021, the Company was notified that the SBA had forgiven the CARES Act Loan for The ONE Group, LLC in its entirety. As a result, all CARES Act Loans have been forgiven.

On August 6, 2021, the Company amended its credit agreement with Goldman Sachs Bank USA. The amended agreement provides for a lower interest rate and additional flexibility and extends the maturity date for both the term loan and revolving credit facility by five years to August 2026. The amendment provides for a secured revolving credit facility of $12.0 million and a $25.0 million term loan. Other key modifications include the removal of restrictions for capital expenditures and the number of new Company-owned locations, the removal of an accumulation of cash provision which restricted revolver availability, and the removal of all financial covenants except a maximum net leverage ratio of 2.00 to 1.00.

***Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income (Loss)to Restaurant Operating Profit in this release.

****Adjusted Net Income (Loss). We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, one-time stock-based compensation and the income tax effect of the adjustment. Adjusted Net Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income (Loss) to Adjusted Net Income in this release.

2021-2022 Restaurant Development

The Company intends to open thirteen new STK and F&B venues in 2021 and 2022 and three to five Kona Grill locations in 2022. There are currently two Company-owned STK restaurants (Dallas, TX and San Francisco, CA), one Kona Grill restaurant (Riverton, UT) and one managed STK restaurant (Stratford, UK) under construction. The Company has also entered into an agreement with REEF Kitchens to open three takeout and delivery venues featuring items from three of The ONE Group’s brands – STK, Kona Grill and Bao Yum.

Location	Type	Opening Date
STK Scottsdale, AZ	Domestic Managed STK	January 4, 2021
STK Los Cabos Airport – Mexico	International Licensed STK	May 1, 2021
Bao Yum – London – Westminster, UK	International Managed Venue	May 4, 2021
Curio Hotel – London – Westminster, UK	International Managed F&B Venue	May 4, 2021
STK London – Westminster, UK	International Managed STK	June 4, 2021
STK Bellevue, WA	Domestic Company STK	July 21, 2021
Rivershore Bar & Grill, OR	Domestic Managed Venue	August 16, 2021

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30PM Eastern Time.

The conference call can be accessed live over the phone by dialing 212-231-2094. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 21998662. The replay will be available until November 18, 2021.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 23 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Kona Grill, a polished casual, bar-centric grill concept with 24 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 13 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except earnings per share and related share information)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenues:
Owned restaurant net revenue	$67,966	$37,822	$184,982	$92,908
Management, license and incentive fee revenue	3,903	1,745	8,129	4,042
Total revenues	71,869	39,567	193,111	96,950
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	17,733	9,091	46,925	23,378
Owned restaurant operating expenses	38,640	22,454	101,882	60,991
Total owned operating expenses	56,373	31,545	148,807	84,369
General and administrative (including stock-based compensation of $653, $496, $2,812, and $1,316 for the three and nine months ended September 30, 2021 and 2020, respectively)	5,959	3,400	17,272	9,235
Depreciation and amortization	2,572	2,655	7,766	7,605
COVID-19 related expenses	1,131	1,716	3,776	3,759
Agreement restructuring expenses	—	—	494	—
Pre-opening expenses	587	45	842	45
Lease termination expenses	58	185	352	453
Transaction costs	131	—	131	1,109
Other income, net	—	1	—	(11)
Total costs and expenses	66,811	39,547	179,440	106,564
Operating income (loss)	5,058	20	13,671	(9,614)
Other (income) expenses, net:
Interest expense, net of interest income	781	1,280	3,262	3,650
Loss on early debt extinguishment	600	—	600	—
Gain on CARES Act Loan forgiveness	(9,968)	—	(18,529)	—
Total other (income) expenses, net	(8,587)	1,280	(14,667)	3,650
Income (loss) before provision (benefit) for income taxes	13,645	(1,260)	28,338	(13,264)
Provision (benefit) for income taxes	1,544	(350)	2,188	(4,231)
Net income (loss)	12,101	(910)	26,150	(9,033)
Less: net income (loss) attributable to noncontrolling interest	430	(35)	573	(687)
Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:	$11,671	$(875)	$25,577	$(8,346)
Currency translation gain (loss)	(34)	19	(44)	(23)
Comprehensive income (loss) attributable to The ONE Group Hospitality, Inc.	$11,637	$(856)	$25,533	$(8,369)

Basic net income (loss) per share	$0.36	$(0.03)	$0.83	$(0.29)
Diluted net income (loss) per share	$0.34	$(0.03)	$0.75	$(0.29)

Shares used in computing basic income (loss) per share	31,993,557	29,010,348	30,830,521	28,857,990
Shares used in computing diluted income (loss) per share	34,380,573	29,010,348	34,223,857	28,857,990

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenues:
Owned restaurant net revenue	94.6%	95.6%	95.8%	95.8%
Management, license and incentive fee revenue	5.4%	4.4%	4.2%	4.2%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	26.1%	24.0%	25.4%	25.2%
Owned restaurant operating expenses (1)	56.9%	59.4%	55.1%	65.6%
Total owned operating expenses (1)	82.9%	83.4%	80.4%	90.8%
General and administrative (including stock-based compensation of 0.9% and 1.3% and 1.5% and 1.4% for the three and nine months ended September 30, 2021 and 2020, respectively)	8.3%	8.6%	8.9%	9.5%
Depreciation and amortization	3.6%	6.7%	4.0%	7.8%
COVID-19 related expenses	1.6%	4.3%	2.0%	3.9%
Agreement restructuring expenses	—%	—%	0.3%	—%
Pre-opening expenses	0.8%	0.1%	0.4%	—%
Lease termination expenses	0.1%	0.5%	0.2%	0.5%
Transaction costs	0.2%	—%	0.1%	1.1%
Other income, net	—%	—%	—%	—%
Total costs and expenses	93.0%	99.9%	92.9%	109.9%
Operating income (loss)	7.0%	0.1%	7.1%	(9.9)%
Other (income) expenses, net:
Interest expense, net of interest income	1.1%	3.2%	1.7%	3.8%
Loss on early debt extinguishment	0.8%	—%	0.3%	—%
Gain on CARES Act Loan forgiveness	(13.9)%	—%	(9.6)%	—%
Total other (income) expenses, net	(12.0)%	3.2%	(7.6)%	3.8%
Income (loss) before provision (benefit) for income taxes	19.0%	(3.2)%	14.7%	(13.7)%
Provision (benefit) for income taxes	2.1%	(0.9)%	1.1%	(4.4)%
Net income (loss)	16.8%	(2.3)%	13.5%	(9.3)%
Less: net income (loss) attributable to noncontrolling interest	0.6%	(0.1)%	0.3%	(0.7)%
Net income (loss) attributable to The One Group Hospitality, Inc.	16.2%	(2.2)%	13.2%	(8.6)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	September 30,	December 31,
	2021	2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$19,078	$24,385
Accounts receivable	8,348	5,777
Inventory	3,006	2,490
Other current assets	2,287	1,348
Due from related parties	376	376
Total current assets	33,095	34,376

Property and equipment, net	68,530	67,344
Operating lease right-of-use assets	83,957	80,960
Deferred tax assets, net	11,722	13,226
Intangibles, net	15,724	16,313
Other assets	3,189	2,446
Security deposits	898	904
Total assets	$217,115	$215,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,849	$7,404
Accrued expenses	20,911	15,684
Deferred license revenue	100	207
Deferred gift card revenue and other	975	1,990
Current portion of operating lease liabilities	5,116	4,817
Current portion of CARES Act Loans	—	10,057
Current portion of long-term debt	500	588
Total current liabilities	37,451	40,747

Deferred license revenue, long-term	318	953
Operating lease liabilities, net of current portion	102,312	98,569
CARES Act Loans, net of current portion	—	8,257
Long-term debt, net of current portion	23,196	45,064
Total liabilities	163,277	193,590

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 32,094,253 and 29,083,183 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Treasury stock	(37)	—
Additional paid-in capital	52,519	46,538
Retained earnings (accumulated deficit)	4,861	(20,716)
Accumulated other comprehensive loss	(2,690)	(2,646)
Total stockholders’ equity	54,656	23,179
Noncontrolling interests	(818)	(1,200)
Total equity	53,838	21,979
Total liabilities and equity	$217,115	$215,569

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income (Loss).

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$67,966	$37,822	$184,982	$92,908
Management, license and incentive fee revenue	3,903	1,745	8,129	4,042
GAAP revenues	$71,869	$39,567	$193,111	$96,950

Food and beverage sales from managed units (1)	32,178	12,904	64,719	35,996

Total food and beverage sales at owned and managed units	$100,144	$50,726	$249,701	$128,904

(1)	Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2020 and 2021:

	2020				2021			2021 vs. 2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q1	Q2	Q3
US STK Owned Restaurants	–12.9%	–79.7%	–20.6%	–16.4%	38.6%	715.0%	136.0%	17.9%	66.5%	72.0%
US STK Managed Restaurants	–12.5%	–85.3%	–31.9%	–32.2%	–19.5%	764.6%	116.5%	–30.7%	26.8%	47.4%
US STK Total Restaurants	–12.8%	–81.4%	–24.2%	–20.7%	20.8%	725.7%	130.6%	1.9%	54.3%	63.8%
Kona Grill Total Restaurants	–15.5%	–52.8%	–7.3%	–8.0%	26.6%	160.6%	36.8%	4.6%	23.0%	26.9%
Combined Same Store Sales	–14.1%	–66.7%	–15.6%	–14.8%	23.5%	324.1%	78.9%	3.3%	38.0%	44.7%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to The One Group Hospitality, Inc.	$11,671	$(875)	$25,577	$(8,346)
Net income (loss) attributable to noncontrolling interest	430	(35)	573	(687)
Net income (loss)	12,101	(910)	26,150	(9,033)
Interest expense, net of interest income	781	1,280	3,262	3,650
Provision (benefit) for income taxes	1,544	(350)	2,188	(4,231)
Depreciation and amortization	2,572	2,655	7,766	7,605
EBITDA	16,998	2,675	39,366	(2,009)
COVID-19 related expenses	1,131	1,716	3,776	3,759
Agreement restructuring expenses	—	—	494	—
Transaction costs (1)	131	—	131	1,109
Stock-based compensation	653	496	2,812	1,316
Lease termination expense (2)	58	185	352	453
Non-cash rent expense (3)	(16)	58	(19)	268
Pre-opening expenses	587	45	842	45
Gain on CARES Act Loan forgiveness	(9,968)	—	(18,529)	—
Loss on early debt extinguishment	600	—	600	—
Adjusted EBITDA	10,174	5,175	29,825	4,941
Adjusted EBITDA attributable to noncontrolling interest	126	511	407	(475)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$10,048	$4,664	$29,418	$5,416

(1)	Primarily transaction and integration costs incurred with the Kona Grill acquisition and subsequent integration activities.
(2)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(3)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income (loss) to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Operating income (loss) as reported	$5,058	$20	$13,671	$(9,614)
Management, license and incentive fee revenue	(3,903)	(1,745)	(8,129)	(4,042)
General and administrative	5,959	3,400	17,272	9,235
Depreciation and amortization	2,572	2,655	7,766	7,605
COVID-19 related expenses	1,131	1,716	3,776	3,759
Agreement restructuring expenses	—	—	494	—
Pre-opening expenses	587	45	842	45
Lease termination expense	58	185	352	453
Transaction costs	131	—	131	1,109
Other income, net	—	1	—	(11)
Restaurant Operating Profit	$11,593	$6,277	$36,175	$8,539

Restaurant operating profit as a percentage of owned restaurant net revenue	17.1%	16.6%	19.6%	9.2%

Restaurant operating profit by brand is as follows (in thousands):
	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
STK restaurant operating profit (Company owned)	8,309	2,767	23,458	3,682
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	22.6%	18.6%	24.6%	10.2%
Kona Grill restaurant operating profit	3,422	3,546	12,693	5,469
Kona Grill restaurant operating profit as a percentage of Kona Grill revenue	11.0%	15.6%	14.3%	9.8%

Adjusted Net Income (Loss). We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, one-time stock-based compensation and acceleration and the income tax effect of the adjustment.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to The One Group Hospitality, Inc.	$11,671	$(875)	$25,577	$(8,346)
Adjustments
Gain on CARES Act Loan forgiveness	(9,968)	—	(18,529)	—
Loss on early debt extinguishment	600	—	600	—
COVID-19 related expenses	1,131	1,716	3,776	3,759
Accelerated stock compensation	—	—	485	—
Adjusted net income before income taxes	3,434	841	11,909	(4,587)
Income tax effect on adjustments(1)	21	(487)	643	(1,068)
Impact of excluding certain discrete income tax items	285	—	(792)	40
Adjusted net income (loss) attributable to The One Group Hospitality, Inc.	$3,740	$354	$11,760	$(5,615)

Adjusted net income per share: Basic	$0.12	$0.01	$0.38	$(0.19)
Adjusted net income per share: Diluted	$0.11	$0.01	$0.34	$(0.19)

Shares used in computing basic income (loss) per share	31,993,557	29,010,348	30,830,521	28,857,990
Shares used in computing diluted income (loss) per share	34,380,573	29,010,348	34,223,857	28,857,990

(1)	Reflects the tax expense associated with the adjustments for the three and nine months ended September 30, 2021 and September 30, 2020. The Company uses its estimated effective tax rate for the current year and its actual effective tax rate for the previous year.